Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated June 23, 2014  relating to the financial statements of Hydro Phi Technologies Group, Inc. as of March 31, 2014 and 2013 and for each of the years then ended. We also consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

July 22, 2014